EXHIBIT 10.230

LIMITED CONSENT, OMNIBUS AMENDMENT NO. 3 AND JOINDER AGREEMENT
TO THE LOAN DOCUMENTS

                This Limited Consent, Omnibus Amendment No. 3 and Joinder Agreement to the Loan Documents (this “Amendment”), dated as of November 1, 2005, is among Residential Funding Corporation, a Delaware corporation (“Lender”), Prospect Medical Holdings, Inc., a Delaware corporation (“Holdings”), Prospect Medical Group, Inc., a California professional corporation (“PMG”; and together with Holdings, each a “Borrower” and collectively, the “Borrowers”), PMG, as Borrower Agent (as defined in the LSA referenced below), each of the Persons signatory hereto as Guarantors (each an “Initial Guarantor” and collectively, the “Initial Guarantors”; and together with the Borrowers, the “Initial Credit Parties” and each an “Initial Credit Party”) and Genesis Healthcare of Southern California, Inc., a Medical Group, a California medical corporation (“Genesis”).

W I T N E S S E T H:

                WHEREAS, Lender and the Initial Credit Parties are parties to that certain Loan and Security Agreement dated as of September 27, 2004 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “LSA”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LSA as amended hereby unless otherwise defined herein);

                WHEREAS, the Borrowers and the other Initial Credit Parties have requested that the Lender agree to, and Lender is willing to agree to, provide certain consents as hereinafter set forth, subject to the terms and conditions contained herein; and

                WHEREAS, the parties hereto desire to amend the LSA and the other Loan Documents as hereinafter set forth.

                NOW THEREFORE, in consideration of the parties’ mutual promises in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1                Limited Consent.  Notwithstanding any of the provisions of the LSA to the contrary, and subject to the satisfaction of each of the conditions set forth in Section 6 hereof, Lender hereby consents to the acquisition by PMG of all of the outstanding Stock of Genesis pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and among PMG and Michael W. Lew, M.D., the sole shareholder of Genesis (the “Genesis Purchase Agreement”) for an aggregate consideration set forth in Section 1 of the Genesis Purchase Agreement.

Section 2                LSA Amendments.  Subject to the satisfaction of each of the conditions set forth in Section 6 hereof, the LSA is hereby amended as follows:

(a)           Section 1.1 of the LSA is hereby amended by adding in proper alphabetical order the following new defined terms:

Amendment No. 3 Date — means November 1, 2005.

Genesis — Genesis Healthcare of Southern California, Inc., a Medical Group, a California medical corporation.

Genesis Acquisition — means the acquisition by PMG of all of the outstanding Stock of Genesis pursuant to the Genesis Acquisition Documents.

Genesis Acquisition Agreement — means that certain Stock Purchase Agreement, dated as of November 1, 2005, by and between PMG and Michael W. Lew, M.D. pursuant to which PMG has agreed to acquire all of the outstanding Stock of Genesis, as the same is in existence and in effect on the Amendment No. 3 Date.

Genesis Acquisition Documents — collectively means (i) the Genesis Acquisition Agreement, (ii) the employment agreement between Genesis and Michael W. Lew, M.D., (iii) the non-competition agreement between Genesis and Michael W. Lew, M.D., and (iv) all other agreements, documents, certificates, opinions and other instruments delivered or executed in connection therewith, as each is in existence and in effect on the Amendment No. 3 Date.

Term Loan A — means the Term Loan A to be made by the Lender to Borrowers pursuant to Section 2.1(b) hereof.

Term Loan B — means the Term Loan B to be made by the Lender to Borrowers pursuant to Section 2.1(b) hereof.

Term Loan A Commitment — means the Term Loan A Commitment set forth on Exhibit A.

Term Loan B Commitment — means the Term Loan B Commitment set forth on Exhibit A.

Term Note A — means the Term Note A issued to the Lender to evidence Term Loan A in the form attached as Exhibit I-2/A.

Term Note B — means the Term Note B issued to the Lender to evidence Term Loan B in the form attached as Exhibit I-2/B.

(b)           The following definitions set forth in Section 1.1 of the LSA are hereby amended and restated to read in their entirety as follows:

Loan — means each Advance made by Lender to any Borrower under the Revolving Credit, the Term Loan A and the Term Loan B made by Lender to any Borrower pursuant to this Agreement.

Term Loan — means, collectively, the Term Loan A and Term Loan B to be made by the Lender to Borrowers pursuant to Section 2.1(b) hereof.

Term Loan Commitment — means, collectively, the Term Loan A Commitment and the Term Loan B Commitment set forth on Exhibit A.

Term Loan Maturity Date — means the date on which the Term Loan A and Term Loan B shall terminate and the entire outstanding balance of the Term Loan A and Term Loan B shall be due and payable, as set forth on Exhibit A.

Term Note(s) — means, collectively, the Term Note A and Term Note B.

(c)           Section 2.1(b) of the LSA is hereby amended and restated to read in its entirety as follows:

(b)           Term Loans.

(1)           Subject to the terms and conditions of this Agreement, Lender agrees to make a loan on the Closing Date in respect of Term Loan A to each Borrower (jointly and severally) in the amount of the Term Loan A Commitment.  Lender shall not be obligated to make any further loan to Borrowers under the Term Loan A after the Closing Date and no portion of the Term Loan A which has been repaid may be reborrowed.  Each Borrower shall jointly and severally pay to Lender the principal balance of the Term Loan A in monthly installments payable commencing on November 1, 2004 and continuing on the first day of each succeeding month thereafter in the amount of each such installment of $166,666.67 until the earlier of:  (i) the date that the Term Loan A is paid in full or (ii) the Term Loan Maturity Date.  The entire unpaid principal balance of the Term Loan A, together with all accrued but unpaid interest thereon shall be due in payable on the Term Loan Maturity Date.  In addition, Credit Parties shall make certain mandatory prepayments in respect of the Term Loan A as provided in Section 3.2.2 hereof.  The Term Loan A shall be evidenced by the Term Note A, and the Borrowers to which Term Loan A is made shall jointly execute and deliver the Term Note A to Lender on the Closing Date.

(2)           Subject to the terms and conditions of this Agreement, Lender agrees to make a loan on the Amendment No. 3 Date in respect of Term Loan B to each Borrower (jointly and severally) in the amount of the Term Loan B Commitment.  Lender shall not be obligated to make any further loan to Borrowers under the Term Loan B after the Amendment No. 3 Date and no portion of the Term Loan B which has been repaid may be reborrowed.  Each Borrower shall jointly and severally pay to Lender the principal balance of the Term Loan B in monthly installments payable commencing on December  1, 2005 and continuing on the first day of each succeeding month thereafter in the amount of each such installment of $66,666.67 until the earlier of:  (i) the date that the Term Loan B is paid in full or (ii) the Term Loan Maturity Date.  The entire unpaid principal balance of the Term Loan B, together with all accrued but unpaid interest thereon shall be due in payable on the Term Loan Maturity Date.  In addition, Credit Parties shall make certain mandatory prepayments in respect of the Term Loan B as provided in Section 3.2.2 hereof.  The Term Loan B shall be evidenced by the Term Note B, and the Borrowers to which Term Loan B is made shall jointly execute and deliver the Term Note B to Lender on the Amendment No. 3 Date.  Borrowers hereby direct Lender to disburse all proceeds of Term Loan B (net of all fees owing to Lender) to the following account of Borrowers: Wells Fargo Bank, N.A., Los Angeles, California, ABA No. 121000248, Account No. 4121043368, Reference: Prospect Medical Holdings, Inc.

(d)           Section 2.9 of the LSA is hereby amended by adding the following new sentence at the end thereof:

Notwithstanding the foregoing, the proceeds of the Term Loan B shall be used solely to fund the Genesis Acquisition and pay costs and expenses associated with the Genesis Acquisition that are approved by Lender.

(e)           The last sentence of Section 3.2.1 of the LSA is hereby amended and restated to read in its entirety as follows:

Any partial prepayments of the Term Loan A or Term Loan B shall be ratably applied to prepay the scheduled installments of such Term Loan A or Term Loan B, as applicable, in inverse order of maturity except in connection with the payment in full of all Obligations and the termination of this Agreement.

(f)            Section 3.2.2(a) of the LSA is hereby amended and restated to read in its entirety as follows:

(a)           If at any time the sum of the Revolving Credit Balance and the principal balance of the Term Loan exceeds the amount equal to the lesser of (A) the Revolving Credit Borrowing Base or (B) the sum of the Revolving Credit Commitment plus the principal balance of the Term Loan then outstanding, Credit Parties shall immediately pay such excess to Lender for application as follows: first, to payment of principal in respect of the Revolving Credit until all Obligations in respect of the Revolving Credit have been repaid in full; second to the ratable payment of principal in respect of the Term Loan A in inverse order of maturity until all Obligations in respect of Term Loan A have been repaid in full; and third to the ratable payment of principal in respect of the Term Loan B in inverse order of maturity until all Obligations in respect of Term Loan B have been repaid in full provided that if any Default or Event of Default shall have occurred and be continuing at the time any payment shall be due or payable pursuant to this section, all proceeds of any such payment shall be applied in accordance with Section 3.3 hereof.

(g)           The second sentence of Section 3.2.2(b) of the LSA is hereby amended and restated to read in its entirety as follows:

Any prepayments required to be paid pursuant to this section shall be applied first, to the ratable payment of principal in respect of the Term Loan A in inverse order of maturity until all Obligations in respect of Term Loan A have been repaid in full; second, to the ratable payment of principal in respect of the Term Loan B in inverse order of maturity until all Obligations in respect of Term Loan B have been repaid in full; and third to payment of principal in respect of the Revolving Credit until all Obligations in respect of the Revolving Credit have been repaid in full; provided that if any Default or Event of Default shall have occurred and be continuing at the time any payment shall be due or payable pursuant to this section, all proceeds of any such payment shall be applied in accordance with Section 3.3 hereof.

(h)           The second sentence of Section 3.2.2(c) of the LSA is hereby amended and restated to read in its entirety as follows:

Any prepayments required to be paid pursuant to this section shall be applied first, to payment of principal in respect of the Term Loan A in inverse order of maturity until all Obligations in respect of Term Loan A have been repaid in full; second, to payment of principal in respect of the Term Loan B in inverse order of maturity until all Obligations in respect of Term Loan B have been repaid in full; and third, to payment in respect of the Revolving Credit until all Obligations in respect of the Revolving Credit have been repaid in full; provided that if any Default or Event of Default shall have occurred and be continuing at the time any payment shall be due or payable hereunder, all proceeds of any such payment shall be applied in accordance with Section 3.3 hereof.

(i)            The second sentence of Section 3.2.2(d) of the LSA is hereby amended and restated to read in its entirety as follows:

Any prepayments required to be paid pursuant to this section shall be applied first, to payment of principal in respect of the Term Loan A in inverse order of maturity until all Obligations in respect of Term Loan A have been repaid in full; second, to payment of principal in respect of the Term Loan B in inverse order of maturity until all Obligations in respect of Term Loan B have been repaid in full; and third, to payment in respect of the Revolving Credit until all Obligations in respect of the Revolving Credit have been repaid in full; provided that if any Default or Event of Default shall have occurred and be continuing at the time any payment shall be due or payable hereunder, all proceeds of any such payment shall be applied in accordance with Section 3.3 hereof.

(j)            Section 3.3 of the LSA is hereby amended and restated to read in its entirety as follows:

Subject to Section 2.5, so long as no Default or Event of Default has occurred and is continuing and the Termination Date shall not have occurred and except for voluntary prepayments permitted pursuant to Section 3.2.1 which shall be applied in accordance with such section and mandatory prepayments pursuant to Section 3.2.2 which shall be applied in accordance with such section, all Collections and other payments (including all monetary proceeds of Collateral) received shall be applied to amounts then due and payable in the following order:

(a)           to the payment of, or the reimbursement of the Lender for or in respect of all Fees and Expenses, costs, disbursements and losses which shall have been incurred or sustained by the Lender and are then due and owing in connection with the collection of such monies, or for the administration, exercise, protection or enforcement by the Lender of any of the rights, remedies, duties or powers of the Lender hereunder or under any of the other Loan Documents;

(b)           to the payment of any and all other accrued Fees and Expenses then due and owing hereunder or under any of the other Loan Documents;

(c)           to interest on the Revolving Loans and Term Loan then due and owing, ratably in proportion to the interest accrued as to each such Loan;

(d)           to principal payments on the Term Loan A then due and owing;

(e)           to principal payments on the Term Loan B then due and owing;

(f)            to payment of the Revolving Loans then outstanding; and

(g)           to all other Obligations which may be then due and owing.

While any Default or Event of Default shall have occurred and remain continuing or at all times from and after the Termination Date, all Collections and other payments (including monetary proceeds of

Collateral or of realizations upon any Collateral) received shall be applied to the Obligations in such order as Lender may elect in its sole discretion.

(k)           Section 5.2(a) of the LSA is hereby amended and restated to read in its entirety as follows:

(a)           On the Closing Date, Credit Parties (other than Genesis), and within 5 Business Days of the Amendment No. 3 Date Genesis, shall deliver Obligor Notices to all of their Obligors obligated under the Receivables consisting of Capitated Contract Rights, which Obligor Notice shall direct each such Obligor to make payments of Collections directly to an applicable Lockbox (or in the case of payments by wire transfer, the applicable Lockbox Account), and on the Closing Date Credit Parties (other than Genesis), and within 5 Business Days of the Amendment No. 3 Date Genesis, shall deliver or cause to be delivered to Lender the duplicate original of each such Obligor Notices and evidence satisfactory to Lender that the delivery of such Obligor Notices to the Obligors has been accomplished.  In addition, on the Closing Date, Credit Parties (other than Genesis), and within 5 Business Days of the Amendment No. 3 Date Genesis, shall deliver to Lender a master Obligor Notice, in form and substance satisfactory to Lender, in respect of all of their Obligors obligated under Fee-For-Service Receivables which are Governmental Receivables and a master Obligor Notice, in form and substance satisfactory to Lender, in respect of all of their Obligors obligated under Fee-For-Service Receivables which are not Governmental Receivables, a copy of which Obligor Notice specifying the applicable Obligor’s information, Lender may deliver to the applicable Obligors on or after an Event of Default has occurred, and each of which master Obligor Notice, among other things, shall direct such Obligor to make payments of Collections directly to an applicable Lockbox (or in the case of payments by wire transfer, the applicable Lockbox Account), and mail all RA/EOBs directly to the applicable Lockbox, and each of which master Obligor Notice shall attach a schedule listing all of the applicable Obligors as of the date reasonably proximate to the Closing Date with respect to Credit Parties (other than Genesis) and as of the date reasonably proximate to the Amendment No. 3 Date with respect to Genesis, which schedules shall be updated pursuant to and in accordance with Section 9.5(b)(xvi).  No such direction given by Credit Parties to any Obligor shall be changed, modified or superceded without the express prior written consent of Lender.  Credit Parties shall cause all billing and claim forms sent to Obligors (and return envelopes, if any, furnished by Credit Parties) to set forth only the applicable Lockbox as the address for payment of Receivables and, in the case of Fee-For-Services Receivables, delivery of the related RA/EOBs, and only the applicable Lockbox Account as the bank account for receipt of wire transfers for payment of Receivables; provided that unless an Event of Default shall have occurred and Lender shall have requested Credit Parties to do so, the Credit Parties not be required to direct Obligors of Fee-For-Service Receivables to remit payments and RA/EOBs only to a Lockbox or Lockbox Account.  If a payment on a Receivable is made by an Obligor other than to the appropriate Lockbox and Lockbox Account, Credit Parties shall (x) remit such payment to the Lockbox Account on the same day of the receipt thereof, if possible, but in any event  no later than the Business Day immediately following the day of the receipt thereof, and (y) promptly take all necessary actions to effect collection of such proceeds from the Person having possession thereof, if other than a Credit Party.

(l)            Section 9 of the LSA is hereby amended by adding the following new Sections 9.25 and 9.26 at the end thereof:

9.25         Genesis Bank Account.  Genesis shall be permitted to maintain the account no. 222-07A89 (“Merrill Account”) at Merrill Lynch Pierce Fenner and Smith, Inc. so long as (a) all funds maintained in such Merrill Account are at all times held in cash or in Cash Equivalents, (b) Genesis furnishes evidence to Lender satisfactory to Lender on or prior to the Amendment No. 3 Date that all credit card related services associated with such Merrill Account have been terminated and (c) Genesis causes on each Business Day all available funds maintained in the Merrill Account in excess of $700,000 (the “Maximum Balance”) to be transferred to the Concentration Account.  Not later than January 1, 2006, Genesis shall cease writing any checks on the Merrill Account and except for the daily wire transfer of funds from the Merrill Account to the Concentration Account required by this Section, Genesis shall cease transferring funds from the Merrill Account or making deposits into the Merrill Account.  In addition, not later than January 1, 2006, Genesis shall have opened and caused to be fully operational disbursing accounts at Wells Fargo Bank which are subject to Control Agreements in favor of Lender on terms satisfactory to Lender.  From and after January 1, 2006, the Maximum Balance shall be reduced to the sum of all checks outstanding on the Merrill Account plus $10,000 as a cushion for fees and expenses and as such checks are presented and honored for payment, the amount described in this clause shall automatically be reduced.  Commencing on the Amendment No. 3 Date and continuing until the Lender has received satisfactory evidence that the Merrill Account Reserve Release Conditions (as defined below) have been met, Lender shall be entitled to establish and maintain a special Availability Reserve in the amount of $700,000; provided that after January 1, 2006, Borrower shall be entitled to present the monthly account statement for the Merrill Account or other written evidence satisfactory to Lender demonstrating that the actual balance in the Merrill Account is less than $700,000, and Lender shall reduce such special Availability Reserve to an amount equal to the actual balance in the Merrill Account promptly after receipt of such satisfactory written evidence; provided further that such special Availability Reserve shall be eliminated by Lender promptly upon

Lender’s receipt of written evidence satisfactory to Lender demonstrating (a) that the actual balance in the Merrill Account is less than $100,000 and (b) all checks and electronic funds transfers from payors under the Capitated Contracts have been successfully redirected to a lockbox or bank account in the name of or under the control of the Lender (the events in clauses (a) and (b) above, the “Merrill Account Reserve Release Conditions”).

9.26         Genesis Management Agreement.  Promptly upon entering into by Genesis of a management services agreement with any Management Credit Party, which shall be in form and substance satisfactory to Lender and shall be deemed to be included in the definition of “Management Agreements” set forth in Section 1.1 of the LSA, Genesis shall enter into a collateral assignment agreement, subordination agreement with Lender and any other agreements that Lender may request, in respect of such management services agreement, each in form and substance satisfactory to Lender

(m)          Section 11.1 of the LSA is hereby amended by (i) deleting the “.” at the end of subsection (s) thereof and inserting “; or” in place thereof and (ii) adding the following new Subsection (t) at the end thereof:

(t)            any Credit Party makes any post-closing payment under the Genesis Acquisition Agreement when any Default or Event of Default shall have occurred and be continuing or would result from the funding of such payment.

(n)           Effective as of the date hereof, 2005, the notice address for Credit Parties set forth in Section 14.1 of the LSA is hereby amended and restated to read in its entirety as follows:

If to Credit Parties:

c/o Prospect Medical Holdings, Inc.
400 Corporate Point, Suite 525
Culver City, California 92801
Attn: Jacob Y. Terner, CEO
Telephone: (310) 337-4162
Facsimile: (310) 338-1151
E-Mail: jack.terner@prospectmedical.com

With a copy to:	Miller & Holguin 1801 Century Park East, Suite 700 Los Angeles, California 90067 Attn: Dale S. Miller Telephone: (310) 556-1990 Facsimile: (310) 557-2205 E-Mail: dmiller@millerholguin.com

(o)           Sections I and III.C of Exhibit A to the LSA are hereby amended and restated to read in their entirety as follows:

I. Commitments

Revolving Credit Commitment:	$5,000,000.00

Term Loan A Commitment:	$10,000,000.00

Term Loan B Commitment:	$4,000,000.00

C. Facility Origination Fee:	1.00% of the aggregate of the Revolving Credit Commitment and the Term Loan A Commitment, due on the Closing Date.

1.00% of the Term Loan B Commitment, due on the Amendment No. 3 Date.

(p)           The following definitions set forth on Exhibit A to the LSA are hereby amended and restated to read in their entirety as follows:

“Interest Rate” — means: (i) the sum of the Prime Rate plus the Revolving Credit Applicable Margin with respect to the Revolving Credit Balance, (ii) the sum of Prime Rate plus the Term Loan A Applicable Margin with respect to the Term Loan A, and (iii) the sum of Prime Rate plus the Term Loan B Applicable Margin with respect to the Term Loan B.

“Applicable Margin” — means (a) for the Revolving Credit Balance, the Revolving Credit Applicable Margin, (b) for the Term Loan A, the Term Loan A Applicable Margin, and (c) for the Term Loan B, the Term Loan B Applicable Margin.

(q)           Exhibit A to the LSA are hereby amended by adding in proper alphabetical order the following new defined terms:

“Term Loan A Applicable Margin” — means 200 basis points.

“Term Loan B Applicable Margin” — means 200 basis points.

(r)            Schedules 8.7, 8.13, 8.15, 8.17, 8.20, 9.8(b) and 10.1 to the LSA are hereby amended by adding thereto the information contained on the Supplements to Schedules 8.7, 8.13, 8.15, 8.17, 8.20, 9.8(b) and 10.1 attached hereto with respect to Genesis.  All references in the LSA to Schedules 8.7, 8.13, 8.15, 8.17, 8.20, 9.8(b) and 10.1 shall now be deemed to include a reference to Schedules 8.7, 8.13, 8.15, 8.17, 8.20, 9.8(b) and 10.1 as amended by the Supplements to Schedules 8.7, 8.13, 8.15, 8.17, 8.20, 9.8(b) and 10.1.

Section 3                Omnibus Amendments.  Subject to the satisfaction of each of the conditions set forth in Section 6 hereof, the LSA and the other Loan Documents are hereby amended so that each reference in the LSA and in the other Loan Documents to the term “Credit Parties” or “Guarantors” shall be deemed to include a reference to Genesis.

Section 4                Joinders.

(a)           LSA.  Genesis (sometimes referred to herein as the “New Credit Party”) hereby agrees to perform, for the benefit of Lender, all of the Obligations of a Guarantor and a Credit Party (other than a Borrower) under the LSA, as direct and primary obligations of the New Credit Party, and further agrees that it shall comply with and be fully bound by the terms of the LSA as if it had been a signatory thereto as a Guarantor and a Credit Party as of the date thereof.  In furtherance thereof, (i) in order to secure payment and performance of all of the Obligations, the New Credit Party hereby grants to Lender a security interest in all Collateral in which it has an interest, whether now or hereafter arising, in accordance with the terms of the Section 6 of the LSA and (ii) the New Credit Party hereby agrees that it is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lender by each other Credit Party, in accordance with the terms of the Section 15 of the LSA.

(b)           Offset Agreement.  The New Credit Party hereby agrees to perform, for the benefit of Lender, all of the obligations of a Restricted Credit Party (as defined therein) under the Offset Agreement, as direct and primary obligations of the New Credit Party, and further agrees that it shall comply with and be fully bound by the terms of the Offset Agreement as if it had been a signatory thereto as a Credit Party as of the date thereof.

(c)           Other Loan Documents.  The New Credit Party hereby agrees to perform, for the benefit of Lender, all of the obligations of a of a Guarantor or a Credit Party, as the case may be, under each other Loan Document, as direct and primary obligations of the New Credit Party, and further agrees that it shall comply with and be fully bound by the terms of each such other Loan Document as if it had been a signatory thereto as a Guarantor or a Credit Party, as applicable, as of the date thereof.

Section 5                Amendments to Collateral Assignments to Transaction Documents.

(a)           Item (xiv) of Exhibit A to that certain Collateral Assignment of Transaction Documents dated as of September 27, 2004 between PMS and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “PMS Collateral Assignment”) is hereby amended by deleting the “.” at the end thereof and inserting “(as amended, restated, supplemented or otherwise modified from time to time) and item (xvii) of Exhibit A to the PMS Collateral Assignment is hereby amended by deleting the “.” at the end thereof and inserting “together with that certain Joinder Agreement by Genesis Healthcare of Southern California, Inc., a Medical Group, a California medical corporation, dated as of November 1, 2005.”.

(b)           Item (x) of Exhibit A to that certain Collateral Assignment of Transaction Documents dated as of September 27, 2004 between Sierra Primary and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Sierra Primary Collateral Assignment”) is hereby amended by deleting the “.” at the end thereof and inserting “(as amended, restated, supplemented or otherwise modified from time to time) and item (xi) of Exhibit A to the Sierra Primary Collateral Assignment is hereby amended by deleting the “.” at the end thereof and inserting “together with that certain Joinder Agreement by Genesis Healthcare of Southern California, Inc., a Medical Group, a California medical corporation, dated as of November 1, 2005.”.

(c)           Item (vii) of Exhibit A to that certain Collateral Assignment of Transaction Documents dated as of September 27, 2004 between PHR and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “PHR Collateral Assignment”) is hereby amended by deleting the “.” at the end thereof and inserting “(as amended, restated, supplemented or otherwise modified from time to time) and item (vii) of Exhibit A to the PHR Collateral Assignment is hereby amended by deleting the “.” at the end thereof and inserting “together with that certain Joinder Agreement by Genesis Healthcare of Southern California, Inc., a Medical Group, a California medical corporation, dated as of November 1, 2005.”.

Section 6               Effectiveness and Conditions Subsequent.

6.1           This Amendment shall become effective on the date each of the following condition have been met:

(a)           this Amendment shall have been executed and delivered by Lender and the Credit Parties;

(b)           Lender shall have received, each in form and substance satisfactory to Lender, (i) all documents, agreements and other items listed on the Closing Checklist attached hereto as Annex I duly executed and delivered by each applicable party thereto and (ii) all other information and copies of all documents which Lender may have requested in connection therewith.  Upon the request of Lender or its counsel, such documents will be certified by appropriate corporate officers or Governmental Authority;

(c)           Lender shall have completed its business, legal, and collateral due diligence, the results of each of which shall be satisfactory to Lender;

(d)           Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected security interest in that portion of the Collateral associated with Genesis, subject only to Permitted Liens; and

(e)           Borrowers shall have paid to the Lender a facility origination fee equal to $40,000 in connection with this Amendment.

6.2           Not later than the end of business on November 1, 2005, Lender shall have received a photocopy of the original stock certificate(s) of Genesis (which may be in the name of Edward Medical Group II, a Medical Corporation) accompanied by a stock power endorsed by Michael W. Lew, M.D. to PMG evidencing the consummation of the Genesis Acquisition. Failure to satisfy this condition in accordance with this Section 6.2 shall constitute an immediate Event of Default under the LSA and the other Loan Documents.

6.3           Each of the following conditions must be satisfied on or before November 4, 2005:

(a)           Lender shall have received certified copies of (i) the Genesis Acquisition Documents and (i) the Management Services Agreement, dated as of April 1, 2001, between Advanced Medical Management, Inc. and Genesis together with all amendments, supplements or other modifications thereto; and

(b)           Lender shall have received the original stock certificate representing 100% of the outstanding Stock of Genesis, together with the original undated stock power executed in blank in respect of such Stock.

Failure to satisfy any of the above conditions in accordance with this Section 6.3 shall constitute an immediate Event of Default under the LSA and the other Loan Documents.

6.4           Each of the following conditions must be satisfied on or before November 11, 2005:

(a)           Lender shall have received a Landlord Waiver, satisfactory to Lender, for the premises leased by Genesis located at 12665 Garden Grove Blvd., City of Garden Grove, California;

(b)           Lender shall have received, each in form and substance satisfactory to Lender, certificates of insurance evidencing that Genesis has been added to Credit Parties’ consolidated liability, casualty and property insurance policies evidencing its coverage under such policies and naming Lender as loss payee and/or additional insured, as applicable, thereunder; and

(c)           Lenders shall have received, in form and substance satisfactory to Lender, certificates from the applicable California tax authority evidencing the payment of all franchise taxes by each California Credit Party.

Failure to satisfy any of the above conditions in accordance with this Section 6.4 shall constitute an immediate Event of Default under the LSA and the other Loan Documents.

6.5           On or prior to November 8, 2005, Lender shall have received, in form and substance satisfactory to Lender, evidence that Genesis has sent a letter to Blue Shield of California (“BSC”) acknowledging that (i) prior notice with respect to the Genesis Acquisition has been sent to BSC, (ii) the Genesis Acquisition has been consummated and (iii) no objections or concerns have been received from BSC concerning the Genesis Acquisition and as a result Genesis has assumed the consent of BSC to the Genesis Acquisition, and no later than ninety (90) calendar days following the Amendment No. 3 Date, Lender shall have received, in form and substance satisfactory to Lender, a copy of the assignment and assumption agreement executed between Genesis and BSC. Failure required to satisfy this condition in accordance with this Section 6.5 shall constitute an immediate Event of Default under the LSA and the other Loan Documents.

Section 7                Representations and Warranties of the Credit Parties. To induce the Lender to execute and deliver this Amendment, the Credit Parties represent and warrant that:

(a)           the execution, delivery and performance by the Initial Credit Parties and the New Credit Party of this Amendment has been duly authorized and this Amendment constitutes the legal, valid and binding obligation of the Initial Credit Parties and the New Credit Party, enforceable against Initial Credit Parties and the New Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)           no Default or Event of Default has occurred and is continuing and each of the representations and warranties contained in the LSA and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Loan Documents are hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c)           the execution, delivery and performance of this Amendment and the Genesis Acquisition Agreement and the consummation of the transactions contemplated this Amendment and the Genesis Acquisition Agreement do not and shall not contravene, result in a breach of, or violate (i) any provision of any Initial Credit Party’s or the New Credit Party’s corporate charter or bylaws or other governing documents, (ii) any material law or regulation, or any order or decree of any court or government instrumentality or (iii) any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Initial Credit Party or the New Credit Party is a party or by which any Initial Credit Party or the New Credit Party or any of their respective property is bound; and

(d)           all reports, documents, notices or approvals required to be filed or furnished to or obtained from any Governmental Authority in connection with this Amendment have been filed or furnished to or obtained from such Governmental Authority.

Section 8                Miscellaneous

(a)           Effect.  The consents and amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) except as expressly provided in this Amendment, be a consent to any amendment, waiver or modification of any term or condition of the LSA or of any other Loan Document, (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the LSA or any other Loan Document, or (iii) constitute a course of dealing or other basis for altering any Obligation of the Borrowers or any other Credit Parties under the LSA or any other Loan Document or any other contract or instrument.

(b)           Reaffirmation.  Except as expressly amended herein, all of the terms and provisions of the LSA and the Loan Documents are ratified and confirmed in all respects by each Initial Credit Party and the New Credit Party and shall remain in full force and effect.  Each Initial Credit Party and the New Credit Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Lender under the LSA or any of the other Loan Documents, or constitute an amendment or waiver of any provision of the LSA or any of the other Loan Documents.

(c)           Binding on Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)           Severability.  Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Amendment.

(e)           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE

STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(f)            No Waiver.  No waiver or consent, and no modification or amendment of any provision of this Amendment shall be effective unless specifically made in writing and duly signed by the party purportedly making such waiver or consent.

(g)           Counterparts.  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

(h)           Titles.  Paragraph and subparagraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provisions hereof.

(i)            Acknowledgment.  The Initial Credit Parties  and the New Credit Party affirm and acknowledge that this Amendment constitutes a Loan Document under the LSA and any reference to the Loan Documents under the LSA contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.  Each of the Initial Credit Parties and the New Credit Party hereby adopt and reaffirm each of the terms set forth in Section 15.2 of the LSA as though the same were restated in this Amendment.

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<Signature pages follow>

                IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered all as of the day and year first above written.

BORROWER AGENT:

PROSPECT MEDICAL GROUP, INC., a California professional corporation

By:
Name:
Title:

BORROWERS:

PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

PROSPECT MEDICAL GROUP, INC., a California professional corporation

By:
Name:
Title:

GUARANTORS:

PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation

PINNACLE HEALTH RESOURCES, a California corporation

By:
Name:
Title:

SIERRA MEDICAL MANAGEMENT, INC., a Delaware corporation

By:
Name:
Title:

SIERRA PRIMARY CARE MEDICAL GROUP, A MEDICAL CORPORATION, a California professional corporation

By:
Name:
Title:

NUESTRA FAMILIA MEDICAL GROUP, INC., a California professional corporation

By:
Name:
Title:

GUARANTORS:

SANTA ANA/TUSTIN PHYSICIANS GROUP, INC., a California professional corporation

PEGASUS MEDICAL GROUP, INC., a California professional corporation

ANTELOPE VALLEY MEDICAL ASSOCIATES, INC., a California professional corporation

PROSPECT HEALTH SOURCE MEDICAL GROUP, INC., a California professional corporation

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC., a California professional corporation

PROSPECT NWOC MEDICAL GROUP, INC., a California professional corporation

APAC MEDICAL GROUP, INC., a California professional corporation

STARCARE MEDICAL GROUP, INC., a California professional corporation

By:
Name:
Title:

PROSPECT HOSPITAL ADVISORY SERVICES, INC. (f/k/a Prospect Medical Management, Inc.), a Delaware corporation

By:
Name:
Title:

GENESIS HEALTHCARE OF SOUTHERN CALIFORNIA, INC., A MEDICAL GROUP, a California medical corporation

GENESIS HEALTHCARE OF SOUTHERN CALIFORNIA, INC., A MEDICAL GROUP, a California medical corporation

By:
Name:
Title:

LENDER:

RESIDENTIAL FUNDING CORPORATION

By:
Name:
Title: